Exhibit 10.2

EXECUTION COPY

VENTAS, INC.

700,000 Shares of Senior Preferred Stock

PURCHASE AGREEMENT

Dated April 26, 2007

PURCHASE AGREEMENT

This Purchase Agreement is entered into and dated as of April 26, 2007 (this “Agreement”), by and among Ventas, Inc., a Delaware corporation (“Ventas” or the “Issuer”), Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the purchasers listed on Schedule I hereto (collectively, the “Purchasers”). Each of Ventas and the Operating Partnership is referred to herein sometimes individually as a “Ventas Entity” and together as the “Ventas Entities.”

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Issuer proposes to issue and sell to the Purchasers, acting severally and not jointly, 700,000 shares of its Senior Preferred Stock, liquidation preference of $1,000 per share (the “Securities”), the terms of which are set forth in the form of Certificate of Designations attached hereto as Exhibit B (the “Certificate of Designations”); and

WHEREAS, on or prior to the Closing Time (as defined below), the Purchasers will enter into and be entitled to the benefits of a Registration Rights Agreement by and among the Purchasers and Ventas attached hereto as Exhibit C (the “Registration Rights Agreement”); and

WHEREAS, the Ventas Entities have advised the Purchasers that Ventas intends to, directly or indirectly, acquire all of the assets and assume substantially all of the liabilities of Sunrise Senior Living Real Estate Trust (the “Acquisition”) pursuant to that certain purchase agreement, dated as of January 14, 2007, by and among Ventas, Ventas SSL Ontario I, Inc. (formerly 2124678 Ontario Inc.), Ventas SSL Ontario II, Inc. (formerly 2124680 Ontario Inc.), Sunrise Senior Living Real Estate Investment Trust (the “Target”), Sunrise REIT Trust and Sunrise REIT GP, Inc., in its capacity as general partner of Sunrise Canadian UPREIT, LP (as amended on April 10, 2007, the “Acquisition Agreement”), in part, with the proceeds received upon the sale of the Securities;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Ventas Entities and the Purchasers agree as follows:

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Ventas Entities. The Ventas Entities, jointly and severally, represent and warrant to each Purchaser as of the date hereof and agree with each Purchaser as follows (in each case prior to giving effect to the Acquisition or the Acquisition Agreement or any of the Transactions contemplated thereby):

(i) SEC Reports. Since January 1, 2004, Ventas has filed with the U.S. Securities and Exchange Commission (the “Commission”) all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, the “SEC Reports”) required to be filed by Ventas with the Commission. As of its date of filing, each SEC Report complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), or the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and none of such SEC Reports (including any and all financial statements included therein) contained when filed (except to the extent revised or superseded by a subsequent filing with the Commission that is publicly available prior to the date hereof) any untrue statement of a material fact or (except to the extent revised or superseded by a subsequent filing with the Commission that is publicly available prior to the date hereof) omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ii) Capitalization. Ventas has an authorized capitalization of 180,000,000 shares of common stock, $0.25 par value (the “Common Stock”), and 10,000,000 shares of preferred stock, $1.00 par value. All of the issued and outstanding shares of capital stock or other equity interests of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule B is a true and complete list identifying each subsidiary (as defined in the 1933 Act) of Ventas, its jurisdiction of incorporation or formation and its direct or indirect percentage equity ownership by Ventas (all such entities, the “Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each such Subsidiary have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the SEC Reports or on Schedule B, are owned by Ventas, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged at or prior to the Closing Time or (ii) that are described in the SEC Reports and secure indebtedness described in the SEC Reports. Except as set forth on Schedule B, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Significant Subsidiaries. For purposes of this Agreement, “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Ventas and the Subsidiaries as of the date of this Agreement. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(iii) Authorization. The Securities to be purchased by the Purchasers from the Issuer have been duly authorized by the Issuer for issuance and sale pursuant to this Agreement, and at the Closing Time, when issued and delivered by the Issuer against payment by the Purchasers in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable; and the stockholders of the Issuer will have no preemptive or similar rights with respect to the Securities.

(iv) Good Standing of Ventas and Its Subsidiaries; Power and Authority. Each of Ventas and its (a) Significant Subsidiaries is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (b) Subsidiaries has all requisite corporate, partnership, limited liability company or trust power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below), and (c) Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Each of the Ventas Entities has all requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated thereby to be consummated on its part, including, without limitation, in the case of Ventas, the authority to issue, sell and deliver the Securities. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(v) Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Ventas Entities.

(vi) Authorization of the Certificate of Designations. The Certificate of Designations has been duly and validly authorized, and, at the Closing Time, will have been duly executed and filed with the Secretary of State of the State of Delaware by the Issuer and will constitute a legally binding and valid obligation of Ventas, enforceable against Ventas in accordance with its terms.

(vii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by Ventas and, at the Closing Time, will have been duly executed and delivered by Ventas, and will constitute a legally binding and valid obligation of Ventas (assuming, if applicable, the due authorization, execution and delivery thereof by the Purchasers), enforceable against Ventas in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or principles of public policy.

(viii) Absence of Defaults and Conflicts. Neither Ventas nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Except as described in the SEC Reports, none of Ventas or any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by Ventas or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(ix) Absence of Defaults and Conflicts upon Consummation of Offering. None of the issuance, offer and sale of the Securities by the Issuer, the execution, delivery and performance of this Agreement, the Acquisition Agreement, the Registration Rights Agreement, the Certificate of Designations, or the Securities (collectively, the “Transaction Documents”) by Ventas or the Operating Partnership, as applicable, or the consummation by the Ventas Entities of the transactions contemplated by the Transaction Documents violates or will violate, conflicts with or constitutes a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or results in the creation or imposition of a lien, charge, or encumbrance on any property or assets of Ventas or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or any Subsidiary, (ii) any law, statute, rule or regulation applicable to Ventas or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any Subsidiary or their respective assets or properties or (iv) any Agreements and Instruments, except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, consents, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Purchasers in Section 1(c) of this Agreement and the compliance by the Purchasers with their covenants in such section, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Ventas Entities of the Transaction Documents, including the consummation of any of the transactions contemplated thereby, except such as have been or will be obtained or made at or prior to the Closing Time, including, without limitation, such as may be required by the 1933 Act, state securities laws, blue sky laws and registration of the resale of the Securities under the Registration Rights Agreement.

(x) Absence of Proceedings. Except as set forth in the SEC Reports, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Ventas Entities, threatened or contemplated, to which any of Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject that is, individually or in the aggregate, reasonably likely (i) to have a Material Adverse Effect, or (ii) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of any of the Ventas Entities, that has been proposed by any governmental body or agency, domestic or foreign, and (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject that in the case of clauses (A) and (B) is, individually or in the aggregate, (x) reasonably likely to have a Material Adverse Effect, or (y) reasonably likely to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by the Transaction Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by Ventas or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Time be, complied with in all material respects.

(xi) Absence of Labor Dispute. Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of Ventas or any Subsidiary exists or, to the knowledge of any of the Ventas Entities, is imminent. None of the Ventas Entities is aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc. which may reasonably be expected to result in a Material Adverse Effect.

(xii) Environmental Laws. Except as described in the SEC Reports, Ventas and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All currently pending and, to the knowledge of any of the Ventas Entities, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Ventas Entities is subject that are reasonably likely to result in a Material Adverse Effect are fully and accurately described in all material respects in the SEC Reports.

(xiii) Possession of Licenses and Permits. Ventas and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the SEC Reports, except where the failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and Ventas and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xiv) Title to Property. Ventas and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in the SEC Reports and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by Ventas or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(xv) Authorization, etc., of Leases. Each of Ventas’ and the Subsidiaries’ leases, including the Master Leases (as defined below), has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or any such Subsidiary, and, to the knowledge of Ventas and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except, with respect to Ventas’ and the Subsidiaries’ leases (other than the Master Leases), as would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. To the knowledge of any of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in the SEC Reports and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The term “Master Leases” refers to the four amended and restated master lease agreements, dated as of April 20, 2001, by and among the Operating Partnership and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc. in each case, as heretofore amended.

(xvi) Qualification as a REIT. Ventas meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”). ElderTrust is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.

(xvii) Possession of Intellectual Property. Each of Ventas and each Significant Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the SEC Reports, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect. None of Ventas or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect. To the knowledge of each of the Ventas Entities, the use of the Intellectual Property in connection with the business and operations of Ventas and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither Ventas nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by Ventas and the Subsidiaries.

(xviii) Tax Returns and Payment of Taxes. (A) All tax returns required to be filed by Ventas and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) Ventas and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) Ventas and each Subsidiary has complied with all withholding tax obligations, except, in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as described in the SEC Reports, none of Ventas or any Subsidiary has knowledge of any material proposed additional tax assessments against Ventas or any of the Subsidiaries or their assets or property.

(xix) Certain ERISA Matters. None of Ventas or any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Ventas or any Subsidiary makes or ever has made a contribution and in which any employee of Ventas or any Subsidiary is or has ever been a participant. With respect to such plans, Ventas and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(xx) Investment Company Act. None of the Ventas Entities is, or upon the issuance and sale of the Securities as herein contemplated and any application of the net proceeds therefrom will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Insurance for Leased Properties. Each of Ventas and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in Ventas’ reasonable judgment sufficient to protect Ventas and the Subsidiaries and their businesses.

(xxii) Accounting and Other Controls. Ventas maintains effective internal control over financial reporting as defined in the 1934 Act. Each of Ventas and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii) No Material Weakness in Internal Controls. Except as disclosed in the SEC Reports, since the end of Ventas’ most recent audited fiscal year, there has been (i) no material weakness in Ventas’ internal control over financial reporting (whether or not remediated) and (ii) no change in Ventas’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Ventas’ internal control over financial reporting.

(xxiv) No Material Adverse Change in Business. As of December 31, 2006, neither Ventas nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’ audited consolidated balance sheet as of December 31, 2006, or in the notes thereto, set forth in the annual report of Ventas on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”), or otherwise described therein, other than the performance by Ventas and each Subsidiary of their respective obligations under ordinary course executory contracts that are not in default, that would not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in the 2006 10-K and, with respect to clauses (a)(2) and (c) hereof, except as stated in the SEC Reports filed since January 1, 2007, (a) none of Ventas or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas or any of the Subsidiaries or in the authorized capitalization of Ventas.

(xxv) Regulations T, U, X. Neither Ventas nor any Subsidiary (or any agent thereof acting on its behalf other than the Purchasers, as to whom Ventas makes no representation or warranty) has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities to violate Section 7 of the 1934 Act or Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the Closing Time.

(xxvi) Independent Accountants and Financial Statements. Ernst & Young LLP is an independent public accountant with respect to Ventas, as required by the 1933 Act, the 1933 Act Regulations and the 1934 Act. The historical financial statements, together with the related financial schedules and notes thereto, included in the 2006 10-K that relate to Ventas and the Subsidiaries present fairly in all material respects the consolidated financial position and results of operations of Ventas and the Subsidiaries at December 31, 2006 and for the fiscal year then ended. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the 2006 10-K). The supporting schedules of Ventas and the Subsidiaries, if any, included in the 2006 10-K that relate to Ventas and the Subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act. The other financial and statistical information and data included in the 2006 10-K relating to Ventas and the Subsidiaries are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Ventas and the Subsidiaries.

(xxvii) Solvency. Each of the Ventas Entities is and will be, immediately following the issuance of the Securities at the Closing Time and the consummation of the Acquisition, Solvent. None of the Ventas Entities is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Ventas Entities has knowledge of any person contemplating the filing of any such petition against any of the Ventas Entities. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

(xxviii) No Stabilization or Manipulation. None of Ventas or any Subsidiary or, to the best of its knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that would be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(xxix) Certain Fees. Except for the fees set forth in that certain fee letter, dated as of April 11, 2007, between and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Capital Corporation, Citigroup Global Markets Inc. and each of the Ventas Entities (the “Fee Letter”), there are no contracts, agreements or understandings between Ventas or any Significant Subsidiary and any other person that would give rise to a valid claim against Ventas, any Significant Subsidiary or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxx) Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc. or Brookdale Senior Living or the predecessor entities in the acquisition of VSCRE Holdings, LLC and IPC AL Real Estate Investment Trust included in the SEC Reports are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xxxi) Sarbanes-Oxley Compliance. Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxxii) Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 1(c) hereof, (a) none of Ventas, its affiliates or any person acting on its or their behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising, (b) none of Ventas, its affiliates or any person acting on its or their behalf has engaged in any “directed selling efforts” within the meaning of Regulation S under the 1933 Act with respect to the Securities, and (c) none of Ventas, its affiliates or any person acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the 1933 Act or Regulation D under the 1933 Act in connection with the offer and sale of the Securities to the Purchasers as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by Ventas or its affiliates for purposes of any applicable law, regulation or stockholder approval provisions, including without limitation under the rules and regulations of the New York Stock Exchange.

(xxxiii) Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 1(c) hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the 1933 Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state “blue sky” securities laws.

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Ventas Entities addressed and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Ventas Entities to the Purchasers as to the matters covered thereby. The Ventas Entities acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 5 of this Agreement, counsel to the Ventas Entities will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

(c) Representations and Warranties and Selected Covenants by the Purchasers. Each Purchaser acknowledges that it is purchasing the Securities pursuant to an exemption from registration under the 1933 Act, and that the Securities have not been registered under the 1933 Act and may not be offered or sold within the United States to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act. Each Purchaser severally and not jointly represents, warrants and covenants to the Ventas Entities that:

(i) It (A) is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “QIB”).

(ii) (A) Neither it, nor any of its affiliates, nor any person acting on its or their behalf has or will solicit offers for, or offer or sell, the Securities by or has engaged, or will engage, in, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the 1933 Act) in connection with any offer or sale of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act, (B) it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to persons whom such Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the 1933 Act pursuant to Rule 144A, (C) neither it, nor any of its affiliates, nor any person acting on its or their behalf will engage in any “directed selling efforts” within the meaning of Regulation S under the 1933 Act with respect to the Securities, and (D) neither it, nor any of its affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the 1933 Act.

(iii) It understands and acknowledges that (1) no public market exists for the Securities and that it is unlikely that a public market will ever exist for the Securities, (2) such Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, and agrees that it will not engage in, any distribution thereof in violation of the 1933 Act or other applicable securities laws, subject to its ability to resell such Securities pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and such Purchaser agrees to (and agrees to comply with) the legends and transfer restrictions applicable to the Securities contained in the Certificate of Designations and the Securities, (3) if such Purchaser should in the future decide to dispose of any of such Securities, the Purchaser understands and agrees that it may do so (and will do so) only in compliance with the 1933 Act and applicable state and foreign securities laws, as then in effect, as well as in compliance with the legends and transfer restrictions applicable to the Securities contained in the Certificate of Designations and the Securities, (4) such Purchaser has such knowledge, sophistication and experience in business, financial and tax matters so as to be capable of understanding and evaluating the merits and risks of purchasing the Securities, and (5) such Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Ventas Entities, has evaluated the merits and risks of purchasing the Securities, has acquired sufficient information about the Ventas Entities and the Target to reach an informed and knowledgeable decision to purchase the Securities, and is aware that it will bear, and is capable of bearing, all of the economic risk of an investment in the Securities (including being able to afford the complete loss of such Purchaser’s investment).

(iv) It has full power and authority to enter into and to perform, in accordance with its or their terms, this Agreement and all of the Transaction Documents to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement, such Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action and, once executed, will constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

(v) The Securities are being acquired by, and will be held by the Purchaser solely for the purpose of investment, provided, however, that by making the representation in this clause (v), the Purchaser reserves its rights to transfer or dispose of the Securities at any time in accordance with applicable law, the Certificate of Incorporation of the Corporation, the Certificate of Designation, and the terms of the Transaction Documents.

Each Purchaser, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., severally and not jointly represents, warrants and covenants that such Purchaser has, independently and without reliance upon Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. or their respective affiliates, made its own investment analysis and decision to purchase the Securities, and each such Purchaser understands and acknowledges that the sale of the Securities by the Issuer and purchase of the Securities by such Purchaser is not based upon the recommendation of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. or their respective affiliates.

Each Purchaser understands that the Ventas Entities and, for purposes of the opinions to be delivered to them pursuant to Section 5 hereof, counsel to the Ventas Entities will rely upon the accuracy and truth of the foregoing representations, and each Purchaser hereby consents to such reliance.

SECTION 2. Sale and Delivery to the Purchasers; Closing.

(a) Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Issuer, at a purchase price of $997.50 per share (the “Per Share Purchase Price”), the respective number of Securities set forth in Schedule A opposite the name of such Purchaser (the total number of Securities sold to the Purchasers multiplied by the Per Share Purchase Price, the “Purchase Price”).

(b) Payment. Payment of the Purchase Price for, and delivery of certificates for (or book-entry transfer of), the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Purchasers and the Issuer immediately following the satisfaction of the conditions set forth in Section 5 hereof at 9:30 A.M. (New York City time) on April 26, 2007 or at such other time as shall be agreed upon by the Purchasers and the Issuer (such time of payment and delivery being herein called the “Closing Time”).

Payment of the Purchase Price shall be made to Ventas by wire transfer of immediately available funds to a bank account designated by the Issuer against delivery to the Purchasers of certificates for the Securities to be purchased by them.

(c) Denominations; Registration. One or more of the Securities in global form shall be in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company “DTC.”

SECTION 3. Covenants of the Ventas Entities. The Ventas Entities, jointly and severally, covenant with the Purchasers as follows:

(a) Directed Selling Efforts. None of Ventas, its affiliates or any person acting on its or their behalf (other than, in any case, the Purchasers and any of their affiliates or persons acting on their behalf , as to whom the Ventas Entities make no covenant) will engage in any “directed selling efforts” within the meaning of Regulation S under the 1933 Act with respect to the Securities.

(b) General Solicitation or Advertising. None of Ventas, its affiliates or any person acting on its or their behalf (other than, in any case, the Purchasers and any of their affiliates or persons acting on their behalf , as to whom the Ventas Entities make no covenant) will engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the 1933 Act) in connection with any offer or sale of the Securities.

(c) Elimination of Exemption. None of Ventas, its affiliates or any person acting on its or their behalf (other than, in any case, the Purchasers and any of their affiliates or persons acting on their behalf , as to whom the Ventas Entities make no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the 1933 Act.

(d) Blue Sky Qualifications. Each Ventas Entity agrees to use its reasonable best efforts, in cooperation with the Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Purchasers may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Ventas Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of the Securities.

(e) Compliance with Securities Regulations. Each Ventas Entity agrees to advise the Purchasers promptly and, if requested by the Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by any securities commission or other regulatory authority. Each Ventas Entity shall use its reasonable best efforts to prevent the issuance of any stop order suspending qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, each Ventas Entity shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) [Reserved].

(g) Use of Proceeds. Ventas shall use the net proceeds from the sale of the Securities to finance, in part, the Acquisition.

(h) Integration. Each Ventas Entity agrees not to, and not to permit any of its Subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the

1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Purchasers.

(i) Affiliate Resales. Each Ventas Entity agrees not to, nor allow any of its Subsidiaries to, and to use its reasonable best efforts to cause its affiliates not to, resell any of the Securities that have been reacquired by any of them (it being understood that as to entities who are affiliates solely by reason of being stockholders of Ventas, Ventas will be deemed to have used its reasonable best efforts after giving written notice to such stockholders of the prohibition set forth in this paragraph (j)).

(j) Furnishing of Information. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the 1933 Act, Ventas agrees, for so long as any of the Securities are outstanding, to file with the Commission in a timely manner all reports and other documents required of Ventas under the 1933 Act and the 1934 Act or otherwise to make and keep “public information available” (as understood and defined in Rule 144 under the 1933 Act).

(k) DTC. Ventas will use its reasonable best efforts to obtain the approval of the Securities by DTC for “book-entry” transfer and agrees to comply with all of its agreements set forth in its representation letters relating to the approval of the Securities by DTC for “book-entry” transfer.

(l) Post-Closing Marketing. Each Ventas Entity agrees that at any time following the Closing Time, upon the request of Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc., it shall (i) provide, and cause its affiliates to provide, all information reasonably requested to successfully complete the resale of the Securities, including the information and projections (and updated projections) contemplated by that certain commitment letter (the “Commitment Letter”), dated as of April 11, 2007, between and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Capital Corporation, Citigroup Global Markets Inc. and each of the Ventas Entities, (ii) reasonably assist, and cause its affiliates (including Target) and its advisors to reasonably assist, in the preparation of a Confidential Information Memorandum (as defined in the Fee Letter) and other marketing materials (the contents of which the Ventas Entities shall be solely responsible for except as otherwise agreed with regard to written information provided by Purchasers specifically for inclusion therein) to be used in connection with such resale, including making reasonably available representatives of the Ventas Entities and the Subsidiaries to meet with prospective purchasers and the delivery of customary legal opinions, corporate documents and other instruments and/or certificates as Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc. may reasonably request, (iii) use its commercially reasonable efforts (1) to obtain if the Securities are outstanding on the date three months from the date hereof, at Ventas’ expense, monitored public ratings of the Securities from Moody’s Investor Service and Standard & Poor’s Ratings Group for such Securities and to participate actively in the process of securing such ratings, and (2) to cause the independent accountants of Ventas to deliver customary “comfort” letters (including “negative assurance” comfort) with respect to such Confidential Information Memorandum. Each

Ventas Entity also agrees to use its best efforts to ensure that such resale efforts benefit materially from its (and its affiliates’) existing relationships.

SECTION 4. Payment of Expenses. The Ventas Entities, jointly and severally, will pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, notarization (if necessary), and delivery to the Purchasers of this Agreement, and such other documents as may be reasonably required in connection with the purchase, sale, issuance or delivery of the Securities, (ii) the issuance, transfer and delivery of the Securities to the Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Purchasers, (iii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that the Ventas Entities will only be responsible for paying costs, fees and expenses incurred under this clause (iv) in an aggregate amount not to exceed $5,000), (v) the preparation, printing and delivery to the Purchasers of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the approval of the Securities by DTC for “book-entry” transfer, (viii) the performance by the Ventas Entities of their other obligations under the Transaction Documents, and (ix) whether or not the Closing Time occurs, the reasonable out-of-pocket costs and expenses incurred by Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc. specifically in connection with the transactions contemplated by this Agreement, whether incurred prior or subsequent to the date hereof, including, without limitation, travel expenses or other expenses incurred in connection with their due diligence investigation of the Ventas Entities (including the reasonable fees and expenses of their counsel).

SECTION 5. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers hereunder are subject to the fulfillment or waiver of the following conditions, including (i) the accuracy of the representations and warranties of the Ventas Entities contained in Section 1(a) hereof and in certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, (ii) the performance in all material respects by the Ventas Entities of their covenants and other obligations hereunder, and (iii) to the following further conditions:

(a) No Stop Order. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or authority that would, as of the Closing Time, prevent the issuance or sale of the Securities; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Ventas Entities, threatened against any Ventas Entity or Target before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material

Adverse Effect or to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by the Transaction Documents.

(c) [Reserved]

(d) Opinion of Counsel for Ventas. At the Closing Time, the Purchasers shall have received the favorable opinion, dated as of the Closing Time, of:

(i) T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Purchasers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Purchasers may reasonably request;

(ii) Wachtell, Lipton, Rosen & Katz, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Purchasers to the effect set forth in Exhibits A-2 hereto and to such further effect as counsel to the Purchasers may reasonably request;

(iii) Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Purchasers to the effect set forth in Exhibits A-3 hereto and to such further effect as counsel to the Purchasers may reasonably request; and

(iv) Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Purchasers to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Purchasers may reasonably request.

(e) Officers’ Certificate. The Purchasers shall have received a certificate of the Chief Executive Officer and President of Ventas and the Chief Financial Officer of Ventas, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Ventas Entities in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, and (ii) the Ventas Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

(f) Good Standing. The Purchasers shall have received on and as of a date reasonably proximate to the Closing Time satisfactory evidence of the good standing of Ventas and certain of its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as set forth in Schedule C hereto, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(g) Registration Rights Agreement. Ventas shall have executed and delivered the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed thereof.

(h) Certificate of Designations. The Certificate of Designations shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware. Ventas shall not have adopted or filed any other document designating terms, relative rights or preferences of the Securities. The Certificate of Designations shall be in full force and effect as of the Closing Time under the laws of Delaware and shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

(i) Consummation of the Acquisition. The Acquisition shall be or shall have been consummated in all material respects in accordance with the Acquisition Agreement substantially simultaneously with the purchase of the Securities by the Purchasers.

SECTION 6. Indemnification and Contribution.

(a) Indemnification of the Purchasers by the Ventas Entities. Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless the Purchasers and each person, if any, who controls the Purchasers within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and the agents, employees, officers and directors of the Purchasers and the agents, employees, officers and directors of any such controlling person (the “Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by the Ventas Entities, and the consummation thereby of the transactions contemplated by this Agreement or any other Transaction Document. Each of the Ventas Entities agrees, jointly and severally, to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action arising out of or being connected with the execution and delivery by the Ventas Entities, and the consummation by the Ventas Entities, of the transactions contemplated by this Agreement or the other Transaction Documents. This indemnity agreement will be in addition to any liability that any of the Ventas Entities may otherwise have. The provisions of this Section 6 notwithstanding, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense of an Indemnified Party to the extent arising from the bad faith, gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) and, in such case, any reimbursement of expenses or payment of any loss, liability, claim or damage shall be refunded.

(b) Actions Against Parties; Notification. Each Indemnified Party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a), counsel to the Indemnified Parties shall be selected by the indemnifying parties, subject to the reasonable approval of the Indemnified

Parties. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the indemnifying party has agreed in writing to pay such fees and expenses; or (ii) the indemnifying party shall have failed to assume the defense of such proceeding (with sufficient promptness to ensure that the Indemnified Parties are not prejudiced by delay), or shall employ incompetent counsel in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the indemnifying party, and such Indemnified Party shall have reasonably determined that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the indemnifying party (in which case, if such Indemnified Party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel per jurisdiction as appropriate) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could reasonably be sought under Section 6 hereof (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. Subject to Section 6(c) below, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, and no Indemnified Party shall effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(c) Settlement Without Consent if Failure to Reimburse. If at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the Indemnified Party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Ventas Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or controlling person, or by or on behalf of Ventas, and shall survive delivery of the Securities to the Purchasers.

SECTION 8. Termination of Agreement.

(a) Termination; General. The Purchasers may terminate this Agreement, by notice to Ventas, at any time at or prior to the Closing Time if any condition specified in Section 5 of this Agreement shall not have been fulfilled when and as required to be fulfilled.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 9. Default by the Issuer. If the Issuer shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Issuer from liability, if any, in respect of such default.

SECTION 10. [Reserved].

SECTION 11. No Advisory or Fiduciary Responsibility. Each of the Ventas Entities acknowledges and agrees on its behalf that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities on the one hand, and the Purchasers, on the other hand, and the Ventas Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby the Purchasers are and have been acting solely as principals and are not the agents or fiduciaries of the Ventas Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Purchasers have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasers have advised or are currently advising the Ventas Entities on other matters) or any other obligation to the Ventas Entities with respect to such transactions except the obligations expressly set forth in this Agreement; (iv) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities; and (v) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Ventas Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ventas Entities and the Purchasers, or any of them, with respect to the subject matter hereof; provided, however, that for the avoidance of doubt, the Commitment Letter shall survive to the extent the Commitment Letter addresses matters beyond the scope of this Agreement. The Ventas Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities may have against the Purchasers with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasers shall be directed to Merrill Lynch, at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, attention of Sarang Gadkari, with a copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, New York 10005, attention of William M. Hartnett and Ann Makich; and notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, attention of T. Richard Riney, General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York l0019, attention of Trevor S. Norwitz.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Purchasers and the Ventas Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchasers and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasers and the Ventas Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Purchasers shall be deemed to be successor by reason of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the 1933 Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity; (d) the term “Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein; and (e) the term “Subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

SECTION 18. [Reserved].

SECTION 19. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 20. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Purchasers and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	General Counsel, Executive Vice President & Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	General Counsel, Executive Vice President & Corporate Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael E. O’Brien
	Name:	Michael E. O’Brien
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Judlowe
	Name:	Michael Judlowe
	Title:	Managing Director – Equity Capital Markets

KEY REAL ESTATE EQUITY CAPITAL, INC.

By:	/s/ Lisa Anne Meyer
	Name:	Lisa Anne Meyer
	Title:	Vice President

CALYON SECURITIES (USA) INC.

By:	/s/ Joseph Marzelli
	Name:	Joseph Marzelli
	Title:	Operations Director

BLUE RIDGE INVESTMENTS, L.L.C.

By:	/s/ James G. Rose, Jr.
	Name:	James G. Rose, Jr.
	Title:	Vice President

BANK OF MONTREAL

By:	/s/ Thomas Batterham
	Name:	Thomas Batterham
	Title:	Managing Director

JP MORGAN VENTURES CORPORATION

By:	/s/ John J. Hyland
	Name:	John J. Hyland
	Title:	Vice President

UBS SECURITIES LLC

By:	/s/ Keith A. Lockwood
	Name:	Keith A. Lockwood
	Title:	Executive Director

By:	/s/ Peter F. Lang
	Name:	Peter F. Lang
	Title:	Executive Director

Schedule I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Key Real Estate Equity Capital, Inc.

Calyon Securities (USA) Inc.

Blue Ridge Investments, L.L.C.

Bank of Montreal

JP Morgan Ventures Corporation

UBS Securities LLC

S-1

SCHEDULE A

NAME OF PURCHASER	NUMBER OF SECURITIES
Merrill Lynch, Pierce, Fenner & Smith Incorporated	258,617.00
Citigroup Global Markets Inc.	176,127.00
Key Real Estate Equity Capital, Inc.	38,477.00
Calyon Securities (USA) Inc.	34,542.00
Blue Ridge Investments, L.L.C.	55,782.00
Bank of Montreal	24,048.00
JP Morgan Ventures Corporation	27,108.00
UBS Securities LLC	85,299.00
Total	700,000.00

Sch A-1

SCHEDULE B

Subsidiaries

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
Ventas Realty, Limited Partnership	Delaware	100%
Ventas LP Realty, L.L.C.	Delaware	100%
Ventas Capital Corporation	Delaware	100%
Ventas TRS, LLC	Delaware	100%
Ventas Healthcare Properties, Inc.	Delaware	100%
Ventas Kansas City I, LLC	Delaware	100%
ElderTrust	Maryland	100%
ElderTrust Operating Limited Partnership	Delaware	99.2%*
ET Capital Corp.	Delaware	99.2%*
ET GENPAR, L.L.C.	Delaware	99.2%*
ET Sub-Belvedere Limited Partnership, L.L.P.	Virginia	99.2%*
ET Belvedere Finance, L.L.C.	Delaware	99.2%*
ET Belvedere Finance, Inc.	Delaware	100%
ET Sub-Berkshire Limited Partnership	Delaware	99.2%*
ET Berkshire, LLC	Delaware	99.2%*
ET Sub-Cabot Park, L.L.C.	Delaware	99.2%*
Cabot ALF, L.L.C.	Delaware	99.2%*
ET Sub-Cleveland Circle, L.L.C.	Delaware	99.2%*
Cleveland ALF, L.L.C.	Delaware	99.2%*
ET Sub-DCMH Limited Partnership, L.L.P.	Virginia	99.2%*
ET DCMH Finance, L.L.C.	Delaware	99.2%*
ET DCMH Finance, Inc.	Delaware	100%
ET Sub-Heritage Andover, L.L.C.	Delaware	99.2%*
ET Heritage Andover Finance, Inc.	Delaware	100%
ET Sub-Heritage Woods, L.L.C.	Delaware	99.2%*
ET Sub-Highgate, L.P.	Pennsylvania	99.2%*
ET Sub-Lacey I, L.L.C.	Delaware	99.2%*
ET Sub-Lehigh Limited Partnership	Delaware	99.2%*
ET Lehigh, LLC	Delaware	99.2%*
ET Sub-Lopatcong, L.L.C.	Delaware	99.2%*
ET Sub-Pennsburg Manor Limited Partnership, L.L.P	Virginia	99.2%*

Sch B-1

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
ET Pennsburg Finance, L.L.C.	Delaware	99.2%*
ET Sub-Phillipsburg I, L.L.C.	Delaware	99.2%*
ET Sub-Pleasant View, L.L.C.	Delaware	99.2%*
ET Sub-POB I Limited Partnership, L.L.P.	Virginia	99.2%*
ET POBI Finance, L.L.C.	Delaware	99.2%*
ET POBI Finance, Inc.	Delaware	100%
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	99.2%*
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	99.2%*
ET Sub-Sanatoga Limited Partnership	Delaware	99.2%*
ET Sanatoga, LLC	Delaware	99.2%*
ET Sub-SMOB, L.L.C.	Delaware	99.2%*
ET Sub-Vernon Court, L.L.C.	Delaware	99.2%*
Vernon ALF, L.L.C.	Delaware	99.2%*
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	99.2%*
ET Wayne Finance, L.L.C.	Delaware	99.2%*
ET Wayne Finance, Inc.	Delaware	100%
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	99.2%*
ET Sub-Woodbridge, L.P.	Pennsylvania	99.2%*
Ventas Farmington Hills, LLC	Delaware	100%
Ventas Regency Medical Park I, LLC	Delaware	100%
Ventas Management, LLC	Delaware	100%
Ventas Framingham, LLC	Delaware	100%
Ventas Sun LLC	Delaware	100%
Ventas Cal Sun LLC	Delaware	100%
Ventas Fairwood, LLC	Delaware	100%
Ventas Whitehall Estates, LLC	Delaware	100%
Ventas Bayshore Medical, LLC	Delaware	100%
Ventas Brighton LLC	Delaware	100%
Ventas Amberleigh, LLC	Delaware	100%
Ventas Crown Pointe, LLC	Delaware	100%
Ventas Harrison, LLC	Delaware	100%
Ventas West Shores, LLC	Delaware	100%
Ventas Santa Barbara, LLC	Delaware	100%
Ventas Georgetowne, LLC	Delaware	100%

Sch B-2

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
Ventas Rose Arbor, LLC	Delaware	100%
Ventas Provident LLC	Delaware	100%
PSLT GP, LLC	Delaware	100%
PSLT OP, L.P.	Delaware	100%
PSLT-BLC Properties Holdings, LLC	Delaware	100%
Brookdale Living Communities of Arizona-EM, LLC	Delaware	100%
Brookdale Living Communities of California, LLC	Delaware	100%
Brookdale Living Communities of California-RC, LLC	Delaware	100%
Brookdale Living Communities of California-San Marcos, LLC	Delaware	100%
Brookdale Living Communities of Connecticut, LLC	Delaware	100%
Brookdale Living Communities of Connecticut-WH, LLC	Delaware	100%
Brookdale Living Communities of Florida-CL, LLC	Delaware	100%
Brookdale Living Communities of Illinois-2960, LLC	Delaware	100%
Brookdale Living Communities of Illinois-II, LLC	Delaware	100%
Brookdale Living Communities of Illinois-Hoffman Estates, LLC	Delaware	100%
Brookdale Living Communities of Illinois-HV, LLC	Delaware	100%
BLC Issuer II, LLC	Delaware	100%
BLC of California-San Marcos, L.P.	Delaware	100%
Brookdale Holdings, LLC	Delaware	100%
Brookdale Living Communities of Indiana-OL, LLC	Delaware	100%
BLC of Indiana-OL, L.P.	Delaware	100%
Brookdale Living Communities of Massachusetts-RB, LLC	Delaware	100%
Brookdale Living Communities of Minnesota, LLC	Delaware	100%
Brookdale Living Communities of New Jersey, LLC	Delaware	100%
Brookdale Living Communities of New Mexico-SF, LLC	Delaware	100%
Brookdale Living Communities of New York-GB, LLC	Delaware	100%
Brookdale Living Communities of Washington-PP, LLC	Delaware	100%
The Ponds of Pembroke Limited Partnership	Illinois	100%
River Oaks Partners	Illinois	100%
PSLT-ALS Properties Holdings, LLC	Delaware	100%
PSLT-ALS Properties I, LLC	Delaware	100%
PSLT-ALS Properties II, LLC	Delaware	100%
DBF Issuer I, LLC	Ohio	100%
VSCRE Holdings, LLC	Delaware	100%

Sch B-3

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
United Rehab Realty Holding, LLC	Delaware	100%
BCC Martinsburg Realty, LLC	Delaware	100%
BCC Ontario Realty, LLC	Delaware	100%
BCC Medina Realty, LLC	Delaware	100%
BCC Washington Township Realty, LLC	Delaware	100%
EC Lebanon Realty, LLC	Delaware	100%
EC Hamilton Place Realty, LLC	Delaware	100%
EC Timberlin Parc Realty, LLC	Delaware	100%
EC Halcyon Realty, LLC	Delaware	100%
BCC Altoona Realty, LLC	Delaware	100%
BCC Altoona Realty GP, LLC	Delaware	100%
BCC Altoona Realty, LP	Delaware	100%
BCC Reading Realty, LLC	Delaware	100%
BCC Reading Realty GP, LLC	Delaware	100%
BCC Reading Realty, LP	Delaware	100%
BCC Berwick Realty, LLC	Delaware	100%
BCC Berwick Realty GP, LLC	Delaware	100%
BCC Berwick Realty, LP	Delaware	100%
BCC Lewistown Realty, LLC	Delaware	100%
BCC Lewistown Realty GP, LLC	Delaware	100%
BCC Lewistown Realty, LP	Delaware	100%
BCC State College Realty, LLC	Delaware	100%
BCC State College Realty GP, LLC	Delaware	100%
BCC State College Realty, LP	Delaware	100%
South Beaver Realty Holdings, LLC	Delaware	100%
BCC South Beaver Realty, LLC	Delaware	100%
Shippensburg Realty Holdings, LLC	Delaware	100%
BCC Shippensburg Realty, LLC	Delaware	100%
IPC (AP) Holding, LLC	Delaware	100%
AL (AP) Holding, LLC	Delaware	100%
Allison Park Nominee, LLC	Delaware	100%
Allison Park Nominee, LP	Delaware	100%
IPC (HCN) Holding, LLC	Delaware	100%
AL (HCN) Holding, LLC	Delaware	100%

Sch B-4

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
Bloomsburg Nominee, LLC	Delaware	100%
Bloomsburg Nominee, LP	Delaware	100%
Sagamore Hills Nominee, LLC	Delaware	100%
Sagamore Hills Nominee, LP	Delaware	100%
Lebanon Nominee, LLC	Delaware	100%
Lebanon Nominee, LP	Delaware	100%
Saxonburg Nominee, LLC	Delaware	100%
Saxonburg Nominee, LP	Delaware	100%
Loyalsock Nominee, LLC	Delaware	100%
Loyalsock Nominee, LP	Delaware	100%
IPC (MT) Holding, LLC	Delaware	100%
AL (MT) Holding, LLC	Delaware	100%
Lewisburg Nominee, LLC	Delaware	100%
Lewisburg Nominee, LP	Delaware	100%
Hendersonville Nominee, LLC	Delaware	100%
Hendersonville Nominee, LP	Delaware	100%
Lima Nominee, LLC	Delaware	100%
Lima Nominee, LP	Delaware	100%
Kingsport Nominee, LLC	Delaware	100%
Kingsport Nominee, LP	Delaware	100%
Xenia Nominee, LLC	Delaware	100%
Xenia Nominee, LP	Delaware	100%
Knoxville Nominee, LLC	Delaware	100%
Knoxville Nominee, LP	Delaware	100%
Chippewa Nominee, LLC	Delaware	100%
Chippewa Nominee, LP	Delaware	100%
Dillsburg Nominee, LLC	Delaware	100%
Dillsburg Nominee, LP	Delaware	100%
Ventas Broadway MOB LLC	Delaware	100%
Ventas Casper Holdings, LLC	Delaware	100%
Ventas Cooperatief, U.A.	Netherlands	100%
Ventas Grantor Trust #1	Delaware	100%
Ventas Grantor Trust #2	Delaware	100%
Ventas MOB Holdings, LLC	Delaware	100%

Sch B-5

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
Ventas Nexcore Holdings, LLC	Delaware	100%
Ventas SSL Beacon HIll, Inc.	Ontario, Canada	100%
Ventas SSL Holdings, Inc.	Delaware	100%
Ventas SSL Holdings, LLC	Delaware	100%
Ventas SSL Lynn Valley, Inc.	Ontario, Canada	100%
Ventas SSL Vancouver, Inc.	Ontario, Canada	100%
Ventas SSL Nova Scotia I, Corp	Nova Scotia	100%
Ventas SSL Ontario I, Inc.	Ontario, Canada	100%
Ventas SSL Ontario II, Inc.	Ontario, Canada	100%
Ventas SSL Ontario III, Inc.	Ontario, Canada	100%
Ventas SSL, Inc.	Delaware	100%
VTRLTH MAB I, LLC	Delaware	88%
VTRLTH MAB II, LLC	Delaware	88%

*Certain unaffiliated third parties own approximately 0.4% of the limited partnership interests in ElderTrust Operating Limited Partnership (“ETOP”) in the form of Class C Units and as a result indirectly own 0.4% of all direct or indirect subsidiaries of ETOP. The Class C Units are redeemable, and the redemption price thereof may be paid in the form of securities of Ventas or a Subsidiary. Certain unaffiliated third parties own approximately 0.4% of the limited partnership interests in ETOP in the form of Class D Units and as a result indirectly own 0.4% of all direct or indirect subsidiaries of ETOP. The Class D Units are redeemable in exchange for shares of common stock of Ventas and cash in lieu of fractional shares thereof.

Sch B-6

SCHEDULE C

Good Standing Jurisdictions

Ventas, Inc.	Delaware
Ventas Realty, Limited Partnership	Delaware
Ventas Provident, LLC	Delaware
PSLT OP, L.P.	Delaware
PSLT-BLC Properties Holdings, LLC	Delaware
VSCRE Holdings, LLC	Delaware

Exh. C-1